UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 10, 2014
Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
1800 West Pasewalk Avenue, Suite 200
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On June 10, 2014, Supertel Hospitality, Inc. (“Supertel”) issued a press release regarding the results of its previously-announced rights offering.  A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 8.01.

The conversion price of the Series C convertible stock of Supertel, pursuant to its terms, was adjusted in connection with the rights offering to $1.60, the exercise price of the subscription rights. Each of the 3,000,000 shares of the issued and outstanding Series C convertible preferred stock is convertible, in whole or in part, at the option of Real Estate Strategies L.P., or RES, the holder, at any time, but subject to RES’s beneficial ownership limitation of 34% of the total number of votes represented by voting stock of Supertel, into the number of shares of common stock equal to the $10.00 per share liquidation preference divided by the conversion price. Pursuant to the terms of warrants held by RES to purchase up to 3,750,000 shares of common stock, the exercise price of the warrants for a share of common stock, was adjusted to $1.92, equal to 120% of the adjusted conversion price of the Series C convertible preferred stock.

Item 9.01  Financial Statements and Exhibits.

(d)

99.1	Press Release dated June 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: June 10, 2014	By: /s/ Corrine L. Scarpello
Name: Corrine L. Scarpello
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated June 10, 2014.